Exhibit 19 under Form N-1A
                                        Exhibit 24 under Item 601/Reg. S-K

                           POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of CASH TRUST SERIES, INC. and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                       TITLE                         DATE

/S/JOHN F. DONAHUE               Chairman and Director        September 3, 1997
-----------------------------
John F. Donahue                  (Chief Executive Officer)



/S/RICHARD B. FISHER             President                    September 3, 1997

Richard B. Fisher

/S/JOHN W. MCGONIGLE             Treasurer, Executive         September 3, 1997
-----------------------------
John W. McGonigle                Vice President and
                                 Secretary (Principal
                                 Financial and Accounting
                                 Officer)

/S/THOMAS G. BIGLEY              Director                     September 3, 1997

Thomas G. Bigley

/S/JOHN T. CONROY, JR.           Director                     September 3, 1997
-----------------------------
John T. Conroy, Jr.

SIGNATURES                       TITLE                              DATE

/S/WILLIAM J. COPELAND           Director              September 3, 1997

William J. Copeland

/S/JAMED E. DOWD                 Director              September 3, 1997

James E. Dowd

/S/LAWRENCE D. ELLIS, M.D.       Director              September 3, 1997
-----------------------------
Lawrence D. Ellis, M.D.



/S/EDWARD L. FLAHERTY, JR.       Director              September 3, 1997
-----------------------------
Edward L. Flaherty, Jr.



/S/PETER E. MADDEN               Director              September 3, 1997

Peter E. Madden

/S/GREGOR F. MEYER               Director              September 3, 1997

Gregor F. Meyer

/S/JOHN E. MURRAY, JR.           Director              September 3, 1997
-----------------------------
John E. Murray, Jr.



/S/WESLEY W. POSVAR              Director              September 3, 1997

Wesley W. Posvar

/S/MARJORIE P. SMUTS             Director              September 3, 1997

Marjorie P. Smuts

Sworn to and subscribed before me this 3RD day of SEPTEMBER, 1997

/S/MARIE M. HAMM

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000

Member, Pennsylvania Association of Notaries